Exhibit 99.1

Actavis Pharma Segment Revenue

(Unaudited; $ in millions)	Three Months Ended March 31, 2014	Twelve Months Ended December 31, 2013	Three Months Ended December 31, 2013	Three Months Ended September 30, 2013	Three Months Ended June 30, 2013	Three Months Ended March 31, 2013	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011

North American Brands:
Women’s Health	$212.6	$292.8	$224.6	$26.9	$21.3	$20.0	$61.9	$32.5
Urology / Gastroenterology	225.2	408.8	236.1	60.2	55.8	56.7	217.7	209.0
Dermatology / Established Brands	156.2	360.9	174.4	65.9	67.7	52.9	198.6	190.6

Total North American Brands	594.0	1,062.5	635.1	153.0	144.8	129.6	478.2	432.1

North American Generics	1,024.2	3,915.7	1,033.1	976.1	949.8	956.7	3,472.2	2,945.6
International	646.7	2,502.5	728.1	576.8	619.4	578.2	978.1	430.5

Net Revenues	$2,264.9	$7,480.7	$2,396.3	$1,705.9	$1,714.0	$1,664.5	$4,928.5	$3,808.2

Our North American Brands Revenue consists of three categories: Women’s Healh, Urology/Gastroenterology, and Dermatology/Established Brands. The products that make up each category are as follows:

Women’s Health	Urology/Gastroenterology	Dermatology/Established Brands
Atelvia®	Androderm®	Cordran® Tape	Tri-Norinyl®
Crinone®	Asacol®	Doryx®	Oxytrol®
Estrace® Cream	Asacol® HD/Asacol® 800	Actonel®	Gelnique®
Generess® Fe	Delzicol®	Actonel DR®	Sodium Ferric Gluconate
Lo Loestrin® Fe	Enablex®	INFeD®	Actigall®
Loestrin® 24 Fe	Rapaflo®	Kadian®	Condylox®
Minastrin® 24 Fe	Trelstar®	Alora®	Fioricet®
Fibristal™	AndroGel® Copromotion Revenue	Brevicon®	Fiorinal®
		ella®	Norco®
		Estrace® Tablets	Microzide®
		Femring®	Femcon® Fe
		Norinyl®	femhrt®
		Nor-QD®	Sarafem®
		PapSure®	Estrostep® Fe
		PreQue 10™	Ovcon®
Royalty, Supply & Other Revenue